Exhibit 5.1

June 8, 2009

FBR Capital Markets Corporation

1001 Nineteenth Street North

Arlington, Virginia 22209

FBR Capital Markets Corporation

Ladies and Gentlemen:

We are acting as counsel for FBR Capital Markets Corporation, a Virginia corporation (the “Company”), in connection with the shelf registration statement on Form S-3 (Registration No. 333-159415) (such registration statement, as amended to the date hereof, including the documents incorporated by reference therein, the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (1) up to $215,455,205 in aggregate maximum offering price of: (i) shares of common stock, par value $0.001 per share (the “Common Stock”), to be issued and sold by the Company (the “Primary Shares”), (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), to be issued and sold by the Company (the “Preferred Shares”), (iii) senior debt securities (the “Senior Debt Securities”), to be issued and sold by the Company and (iv) subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), to be issued and sold by the Company and (2) up to 5,900,000 shares of Common Stock to be sold by FBR Securities Investment HY LLC, a wholly-owned subsidiary of Friedman, Billings, Ramsey Group, Inc., doing business as Arlington Asset Investment Corp. (the “Selling Stockholder” and such shares of Common Stock, the “Secondary Shares”). The Primary Shares, the Preferred Shares, the Debt Securities and the Secondary Shares are collectively referred to herein as the “Securities.”

The Senior Debt Securities will be issued in one or more series pursuant to one or more senior debt indentures (each a “Senior Indenture”) to be entered between the Company and a trustee thereto (the “Senior Trustee”). The Subordinated Debt Securities will be issued in one or more series pursuant to one or more subordinated debt indentures (each a “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) to be entered between the

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Company and a trustee thereto (the “Subordinated Trustee”). The forms of each Indenture are filed as exhibits to the Registration Statement. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation that comply with the articles of incorporation and bylaws of the Company and applicable law (each, a “Certificate of Designation”). The Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or, as appropriate, a Current Report on Form 8-K incorporated in the Registration Statement by reference. The Certificate of Designation will be adopted by the Board of Directors of the Company as an amendment to the articles of incorporation of the Company and articles of amendment will be filed with and made effective by the State Corporation Commission of Virginia before the issuance of any shares of Preferred Stock.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and records as we deemed appropriate, including the following:

•	a copy of the Registration Statement;

•	the Indentures;

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a copy of the Amended and Restated Articles of Incorporation of the Company, as certified by State Corporation Commission of the Commonwealth of Virginia on April 30, 2009 and the Secretary of the Company on the date hereof;

•	a copy of the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof;

•	a copy of the Articles of Incorporation of the Company in effect at June 9, 2006, as certified by the Secretary of the Company on the date hereof;

•	a copy of the Bylaws of the Company in effect on June 9, 2006, as certified by the Secretary of the Company on the date hereof;

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a copy, certified by the Secretary of the Company to be a true and correct copy, of resolutions adopted by the Board of Directors of the Company at meetings duly called and held on June 9, 2006, June 21, 2006, May 20, 2009; and

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•	a specimen of the certificate representing the Common Stock in the form incorporated by reference as an exhibit to the Registration Statement.

We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have relied, as to various questions of fact material thereto, upon the oral or written representations of officers of the Company.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. We have assumed the conformity of the documents filed with the Securities and Exchange Commission via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) (or any supplemental or successor system of the Commission, including the Interactive Data Electronic Applications portal), except for required EDGAR (or supplemental or successor system) formatting changes, to physical copies of the documents submitted for our examination. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that each of the Indentures is or will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; and that each of the Indentures will be governed by and construed in accordance with the law of the State of New York. We also have assumed that the execution, delivery and performance by the Company of the Indentures and all actions necessary for the issuance of the Common Stock and the Preferred Stock will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the articles of incorporation or bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Indenture or the issuance of the Common Stock and the Preferred Stock, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

June 8, 2009

1.	Each Indenture, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.	When (i) the Senior Indenture has been duly executed and delivered by the Company, (ii) the final terms of the applicable Senior Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of such Senior Debt Securities have been duly authorized by all necessary action (corporate or otherwise) and (iv) such Senior Debt Securities have been duly executed by the Company and duly authenticated by the Senior Trustee in accordance with the terms of the Senior Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	When (i) the Subordinated Indenture has been duly executed and delivered by the Company, (ii) the final terms of the applicable Subordinated Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of such Subordinated Debt Securities have been duly authorized by all necessary action (corporate or otherwise) and (iv) such Subordinated Debt Securities have been duly executed by the Company and duly authenticated by the Subordinated Trustee in accordance with the terms of the Subordinated Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Primary Shares, including a good faith determination that the consideration to be received therefor is adequate, and related matters and (ii) such Primary Shares are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), such Primary Shares will be duly authorized, validly issued, fully paid and non-assessable.

5.	When (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the

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issuance of and the terms of the offering of the Preferred Shares, including a good faith determination that the consideration to be received therefor is adequate, and related matters, (ii) all corporate action necessary for the issuance and sale of such Preferred Shares has been taken prior to such issuance and sale, including the adoption and filing of the Certificate of Designation and articles of amendment relating thereto and (iii) such Preferred Shares are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Preferred Stock), such Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

6.	The Secondary Shares to be offered by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions set forth herein are limited to matters of the laws of the State of New York and the Virginia Stock Corporation Act, and we do not express any opinion herein concerning any other law. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered at a proceeding in equity or at law, (iii) requirements that a claim with respect to Debt Securities that are denominated in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (iv) governmental authority to limit, delay or prohibit making payments in foreign currency or currency units or payments outside the United States. We note that a judgment for money in an action based on a Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars, although certain states, including the State of New York, provide for the rendering of judgments in foreign currencies. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment. With respect to any opinion expressed herein as to enforceability, we express no opinion regarding any choice of law provisions or conflicts of law. In this opinion letter, references to “includes” or “including” shall be construed to mean “including without limitation.”

June 8, 2009

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, application of the securities or blue sky laws of the various states to the sale of the Securities.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP

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